POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, THE VINTAGE FUNDS, a business trust organized under the laws of the State of Indiana (hereinafter referred to as the "Trust"), proposes to file a Registration Statement on Form N-14 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended; and

     NOW, THEREFORE, the Trust hereby constitutes and appoints JAMES
R. CUMMINS and DONALD S. MENDELSOHN, and each of them, its attorney for it and in its name, place and stead, to execute and file such Registration Statement and any and all amendments thereto (including pre-effective and post-effective amendments), hereby giving and granting to said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 26th day of September, 1996.

ATTEST:                       THE VINTAGE FUNDS

/s/Lynn E. Wood                  By:/s/Timothy L. Ashburn
Lynn E. Wood, Secretary          Timothy L. Ashburn, President



STATE OF INDIANA         )
                         )    ss:
COUNTY OF MARION         )

     Before me, a Notary Public, in and for said county and state, personally appeared Timothy L. Ashburn, President and Lynn E. Wood, Secretary, who represented that they are duly authorized in the premises, and who are known to me to be the persons described in and who executed the foregoing instrument, and they acknowledged to me that they executed and delivered the same for the purposes therein expressed.

     WITNESS my hand and official seal this 26TH day of September, 1996.




                              /s/Carol J. Highsmith
                              Carol J. Highsmith
                              Notary Public


                             CERTIFICATE



     The undersigned, Secretary of THE VINTAGE FUNDS, hereby certifies that the following resolution was duly adopted by a majority of the Board of Trustees by Action by Unanimous Consent of Trustees dated September 27th, 1996, and is in full force and effect:

     "WHEREAS, THE VINTAGE FUNDS, a business trust organized under the laws of the State of Indiana (hereinafter referred to as the "Trust"), proposes to file a Registration Statement on Form N-14 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended;

     NOW, THEREFORE, the Trust hereby constitutes and appoints JAMES R. CUMMINS and DONALD S. MENDELSOHN, and each of them, its attorneys for it and in its name, place and stead, to execute and file such Registration Statement and any and all amendments thereto (including pre-effective and post-effective amendments), hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof."




Dated: September 26, 1996



                         /s/Lynn E. Wood
                         Lynn E. Wood, Secretary
                         THE VINTAGE FUNDS